Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merge Healthcare Incorporated
Milwaukee, Wisconsin

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2009, relating to the 2008 consolidated financial statements of Merge Healthcare Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Chicago, Illinois
September 1, 2009